UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
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                                 FORM 8-K

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 6, 1998

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                     Commission File Number   33-94670-01
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                              FARMERS GROUP, INC.
           (Exact name of registrant as specified in its charter)

                                   NEVADA
                       (State or other jurisdiction of
                       incorporation or organization)

                                  95-0725935
                      (IRS Employer Identification No.)

           4680 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010
             (Address of principal executive offices)(Zip Code)
                                (323) 932-3200
             (Registrants telephone number, including area code)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On December 22, 1997, Zurich Insurance Company ("Zurich"), a company organized under the laws of Switzerland, and B.A.T Industries p.l.c. ("B.A.T Industries"), a public limited company organized under the laws of England and Wales, entered into a Merger Agreement (as amended, the "Merger Agreement") pursuant to which the financial services business of B.A.T Industries (which included Registrant) was combined with Zurich's business to form a new global insurance and financial services company known as Zurich Financial Services ("ZFS"), a company organized under the laws of Switzerland. In accordance with the terms of the Merger Agreement: (a) on June 15, 1998, South Western Nominees Limited, a wholly owned English subsidiary of B.A.T Industries, paid to B.A.T Industries a dividend in kind of all of the outstanding shares of Common Stock, par value $1.00 per share (the "Prior Stock"), of Registrant, (b) on September 4, 1998, B.A.T Industries paid to B.A.T Reconstructions Limited ("B.A.T Reconstructions"), an English limited liability company, a dividend in kind of all of the outstanding shares of Prior Stock, (c) thereafter on September 4, 1998, each two shares of the outstanding Prior Stock were recapitalized into (i) one share of Class A Common Stock, par value $1.00 per share (the "Ordinary Shares"), of Registrant and (ii) one share of Class B Common Stock, par value $1.00 per share (the "Income Shares"), of Registrant; (d) on September 5, 1998, pursuant to a liquidation of B.A.T Reconstructions under Section 110 of the U.K. Insolvency Act 1986, the Ordinary Shares and Income Shares were transferred to Allied Zurich Holdings, p.l.c. ("Allied Zurich Holdings"), a public limited company organized under the laws of England and Wales, and a wholly owned subsidiary of Allied Zurich p.l.c. ("Allied Zurich"), a public limited company organized under the laws of England and Wales; (e) on September 6, 1998, Allied Zurich Holdings transferred the Ordinary Shares to Allied Zurich; (f) on
September 7, 1998, Allied Zurich contributed the Ordinary Shares to ZFS; and
(g) on September 7, 1998, Allied Zurich contributed the ordinary shares of Allied Zurich Holdings to ZFS and retained certain income shares of Allied Zurich Holdings.(1)

As a result, the Ordinary Shares of Registrant became wholly owned by ZFS and the Income Shares of Registrant became wholly owned by Allied Zurich Holdings.(2) ZFS is 43% owned by Allied Zurich and 57% owned by Zurich Allied A.G. ("Zurich Allied"), a Swiss company formed in the restructuring of Zurich.(3) Allied Zurich is a public company listed on the London Stock Exchange and Zurich Allied is a public company listed on the Zurich Stock Exchange.

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(1) The income shares issued by Allied Zurich Holdings enable dividends to be paid directly to Allied Zurich, if determined to be necessary. These income shares do not have any material rights to capital and, except in certain limited circumstances, have no voting rights.

(2) The Ordinary Shares and Income Shares issued by Registrant each have separate dividend rights enabling different dividends to be paid to Allied Zurich Holdings and ZFS, if determined to be necessary. The Income Shares do not have any rights to capital. In addition, the holders of Ordinary Shares are entitled to one vote per share upon election of directors and on all other matters upon which stockholders generally are entitled to vote while the holders of the Income Shares are entitled to one-ninth vote per share upon all such matters.

(3) ZFS has issued income shares to Allied Zurich and may issue income shares to Zurich Allied to enable different dividends to be paid to Allied Zurich and Zurich Allied, if determined to be necessary. These income shares do not have any rights to capital and, except in certain limited circumstances, have no voting rights.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Farmers Group, Inc.
                                                            (Registrant)

                           September 24, 1998        /s/ Anthony L.R. Clark
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                           Date                      Senior Vice President and
                                                     Chief Financial Officer